Exhibit (d)(1)(h)

Prudential Investments LLC
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102

AST Investment Services, Inc.
One Corporate Drive
Shelton, Connecticut 06484

March 23, 2012

The Board of Trustees of Advanced Series Trust
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102

Re:     Contractual Expense Cap for AST New Discovery Asset Allocation Portfolio

Prudential Investments LLC and AST Investment Services, Inc. hereby agree to waive a portion of their investment management fees and/or reimburse certain expenses for the AST New Discovery Asset Allocation Portfolio so that the Portfolio’s investment management fees plus other expenses (exclusive in all cases of taxes, short sale interest and dividend expenses, brokerage commissions, distribution fees, acquired fund fees and expenses, and extraordinary expenses) do not exceed 1.08% of the Portfolio’s average daily net assets on an annualized basis until June 30, 2013.

Very truly yours,

PRUDENTIAL INVESTMENTS LLC

By:	/s/ Timothy S. Cronin

Name: Timothy S. Cronin
Title: Senior Vice President

AST INVESTMENT SERVICES, INC.

By:	/s/ Timothy S. Cronin

Name: Timothy S. Cronin
Title: President